EXHIBIT 10.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
VOLUME SERVICES AMERICA HOLDINGS, INC.

     VOLUME SERVICES AMERICA HOLDINGS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the security holders of the Corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED: That the Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by deleting the first through the sixth sentences, and the ninth sentence, of Article SEVENTH, Section (1) thereof, and by substituting the following in lieu thereof:

“The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.”

and that the Restated Certificate of Incorporation of the Corporation be amended by changing Article SEVENTH, Section (2) thereof to read in its entirety as follows:

“(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.”

RESOLVED: That the Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by deleting the seventh and eighth sentences of Article SEVENTH, Section (1) thereof, and by substituting the following in lieu thereof:

“Any newly created directorship or any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office, subject to his prior resignation or removal, until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.”

and that the Restated Certificate of Incorporation of the Corporation be amended by changing Article NINTH thereof to add the clause “, if such vacancy is filled by the stockholders” to the end thereof so that, as so changed, Article NINTH shall read in its entirety as follows:

“NINTH: The holders of one third in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (i) a vote for any director in a contested election, (ii) the removal of a director or (iii) the filling of a vacancy on the Board of Directors, if such vacancy is filled by the stockholders.”

RESOLVED: That this Board of Directors hereby declares it advisable that the Restated Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof to read in its entirety as follows:

“FIRST: The name of the corporation is Centerplate, Inc.”

SECOND: That thereafter a special meeting of the security holders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Volume Services America Holdings, Inc. has caused this certificate to be signed by Janet L. Steinmayer, its Senior Executive Vice President and General Counsel, this 13th day of October, 2004.

VOLUME SERVICES AMERICA
HOLDINGS, INC.

By: Janet L. Steinmayer Its: Senior Executive Vice President and General Counsel